UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 7, 2013

Clarion Partners Property Trust Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	No. 333-164777	No. 27-1242815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Park Avenue New York, New York	10169
(Address of Principal Executive offices)	(Zip Code)

(212) 808-3600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Distributions

On March 7, 2013, the Company’s board of directors authorized and declared cash distributions for the period commencing on January 1, 2013 and ending on March 31, 2013 (the “Common Stock Distribution Period”) for each share of the Company’s Class A and Class W common stock outstanding as of March 28, 2013.  Distributions on each class of common stock will be paid on April 1, 2013. Holders of Class W shares will receive an amount equal to $0.1398 per share, and holders of Class A shares will receive an amount equal to $0.1398 per share, less an amount calculated at the end of the Common Stock Distribution Period equal to the class-specific expenses incurred during the Common Stock Distribution Period that are allocable to each Class A share.

On March 7, 2013, the Company’s board of directors authorized and declared cash distributions in an amount equal to $54.17 per share for the period commencing on January 25, 2013 and ending on June 30, 2013 for each share of the Company’s 12.5% Series A Cumulative Non-Voting Preferred Stock outstanding as of June 15, 2013.  Such distributions will be paid on June 28, 2013.

A copy of the press release announcing the Company’s declaration of cash distributions on its common stock is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(a)          Financial Statements of Business Acquired

None.

(b)          Pro Forma Financial Information

None.

(c)           Shell Company Transactions

None.

(d)          Exhibits

Exhibit No.	Description
99.1	Press Release dated March 12, 2013

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clarion Partners Property Trust Inc.

Date: March 12, 2013	By:	/s/ L. Michael O’Connor
L. Michael O’Connor
Senior Vice President and Secretary

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